FIRST AMENDMENT AND WAIVER

THIS FIRST AMENDMENT AND WAIVER dated as of March 19, 2008 (this “Amendment”) amends the Credit Agreement dated as of May 18, 2007 (the “Credit Agreement”) among PATRICK INDUSTRIES, INC., an Indiana corporation (the “Borrower”), the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested certain amendments to, and waivers under, the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.AMENDMENTS. Subject to the conditions precedent set forth in Section 4, the Credit Agreement is amended as follows:

1.1          Amendment to Definition of Consolidated EBITDA. The definition of “Consolidated EBITDA” is amended by deleting the “.” at the end thereof and adding the following:

“, plus (d) to the extent deducted in determining such Consolidated Net Income, other non-cash and/or non-recurring charges approved by the Required Lenders.”

1.2          Amendment to Definition of Leverage Ratio. The definition of “Leverage Ratio” is amended by adding the following sentence at the end thereof:

For purposes of calculating the Leverage Ratio as of any date prior to the first anniversary of the Effective Date, Consolidated EBITDA shall be adjusted to include the consolidated financial results of Adorn for the period prior to the Effective Date.

1.3          Amendment to Section 6.8. Section 6.8 (a) is amended in its entirety to read as follows:

(a)          Maximum Leverage Ratio. The Leverage Ratio for any Computation Period to exceed the ratio set forth below:

Computation Period Ending	Maximum Leverage Ratio
March 31, 2008	4.95 to 1.0
June 30, 2008	4.75 to 1.0
September 30, 2008	4.50 to 1.0
December 31, 2008	3.75 to 1.0
March 31, 2009 - September 30, 2009	3.50 to 1.0
December 31, 2009 and thereafter	3.00 to 1.0

5197305 07032637	-1-

1.4	Amendment to Schedule 1.1. Schedule 1.1 is replaced by Schedule 1.1 hereto.

SECTION 2.     WAIVER. Subject to the conditions precedent set forth in Section 4, the Required Lenders waive any Event of Default resulting from the failure of the Borrower to comply with Section 6.8(a) of the Credit Agreement for the Computation Period ended December 31, 2007 so long as the Leverage Ratio as of such date was not greater than 4.2 to 1.0.

SECTION 3.     Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that as of the date of effectiveness of this Amendment (and after giving effect to such effectiveness): (a) the representations and warranties of the Borrower set forth in the Credit Agreement will be true and correct in all material respects (except to the extent stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); and (b) no Default will exist.

SECTION 4.     CONDITIONS PRECEDENT. This Amendment shall become effective on the date on which the Administrative Agent shall have received the following:

(a)         Counterparts of this Amendment signed by the Borrower and the Required Lenders.

(b)	A Confirmation substantially in the form of Exhibit A signed by each Loan Party.

(c)          An amendment fee for each Lender that, on or prior to 4:00 p.m. (Chicago time) on March [19], 2008, delivers a signed counterpart of this Amendment to the Administrative Agent, such fee to equal to the product of 0.25% multiplied by the sum of (i) such Lender’s pro rata share (based upon its Revolving Percentage) of the Revolving Commitment and (ii) the outstanding principal amount of such Lender’s Term Loan.

(d)         Payment of all invoiced fees and expenses of the Administrative Agent (including reasonable attorneys’ fees and expenses).

SECTION 5.	MISCELLANEOUS.

5.1          Continuing Effectiveness, etc. After giving effect to this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness hereof, all references to the Credit Agreement in any Loan Document shall be deemed to refer to the Credit Agreement as amended hereby. The waivers contained in Section 2 are limited to the matters specifically set forth therein and shall not be deemed to constitute a waiver or amendment with respect to any other matter whatsoever.

5.2          Incorporation of Credit Agreement Provisions. The provisions of Sections 1.3 (Terms Generally), 9.7 (Severability), 9.10 (Waiver of Jury Trial) and 9.11 (Headings) of the Credit Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.

5.3          Signing in Counterparts. This Amendment may be signed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall

5197305 07032637	-2-

constitute together but one and the same agreement. A signature hereto delivered by facsimile or in .pdf format shall be effective as delivery of an original counterpart.

5.4          Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

5.5          Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Remainder Of Page Intentionally Left Blank]

5197305 07032637	-3-

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

PATRICK INDUSTRIES, INC.

By

Name:
Title:

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By
Name:
Title:

FIFTH THIRD BANK

By

Name:
Title:

LASALLE BANK, NATIONAL ASSOCIATION

By

Name:
Title:

KEY BANK, NATIONAL ASSOCIATION

By

Name:
Title:

5197305 07032637

CHARTER ONE BANK

By

Name:
Title:

ASSOCIATED BANK

By

Name:
Title:

NATIONAL CITY BANK

By

Name:
Title:

1ST SOURCE BANK

By

Name:
Title:

5197305 07032637

EXHIBIT A

FORM OF CONFIRMATION

March 19, 2008

To:	JPMorgan Chase Bank, N.A., individually and as Administrative

Agent, and the other financial institutions that are

parties to the Credit Agreement referred to below

Please refer to the First Amendment and Waiver dated as of the date hereof (the “Amendment”) to the Credit Agreement dated as of May 18, 2007 (the “Credit Agreement”) among Patrick Industries, Inc., an Indiana corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that such undersigned has received a copy of the Amendment and that, after giving effect to the Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

PATRICK INDUSTRIES, INC.

By:
Paul E. Hassler
President

ADORN HOLDINGS, INC.

By:
Paul E. Hassler
President

ADORN, LLC

By:
Paul E. Hassler
President

5197305 07032637

SCHEDULE 1.1

PRICING SCHEDULE

The Applicable Margin, the Commitment Fee Rate and the LC Fee Rate, respectively, shall be determined in accordance with the table below and the other provisions of this Schedule 1.1.

	Level I	Level II	Level III	Level IV	Level V	Level VI	Level VII
Applicable Margin	1.500%	1.750%	2.000%	2.250%	2.500%	3.000%	3.500%
Commitment Fee Rate	0.250%	0.250%	0.250%	0.375%	0.500%	0.500%	0.500%
LC Fee Rate	1.500%	1.750%	2.000%	2.250%	2.500%	3.000%	3.500%

Level means Level I, Level II, Level III, Level IV, Level V, Level VI or Level VII, as applicable.

Level I applies when the Leverage Ratio is less than 2.00 to 1.0.

Level II applies when the Leverage Ratio is equal to or greater than 2.00 to 1.0 but less or equal to 2.50 to 1.0.

Level III applies when the Leverage Ratio is greater than 2.50 to 1.0 but less than or equal to 3.00 to 1.0.

Level IV applies when the Leverage Ratio is greater than 3.00 to 1.0 but less than or equal to 3.50 to 1.0.

Level V applies when the Leverage Ratio is greater than 3.50 to 1.0 but less than or equal to 4.00 to 1.0.

Level VI applies when the Leverage Ratio is greater than 4.00 to 1.0 but less than or equal to 4.50 to 1.0.

Level VII applies when the Leverage Ratio is greater than 4.50 to 1.0

Effective on the date of effectiveness of the First Amendment and Waiver, the applicable Level with respect to the Base Rate Margin, the Eurodollar Margin, the Commitment Fee Rate and the LC Fee Rate, respectively, shall be Level VII.. The applicable Level shall be adjusted, to the extent applicable, 50 days (or, in the case of the last fiscal quarter of any fiscal year, 95 days) after the end of each fiscal quarter based on the Leverage Ratio as of the last day of such fiscal quarter; provided that, unless the Required Lenders otherwise agree, if the Borrower fails to deliver the financial statements required by Section 5.1(a) or (b), as applicable, and the related

5197305 07032637

certificate required by Section 5.1(c) by the 45th day (or, if applicable, the 90th day) after any fiscal quarter, Level VII shall apply until such financial statements are delivered.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Banks determine that (a) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (b) a proper calculation of the Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, then the Borrower shall automatically and retroactively be obligated to pay to the Administrative Agent for the benefit of the Banks, promptly following demand by the Administrative Agent (accompanied by supporting materials (which may be in the form of financial statements prepared by the Borrower or the Borrower’s independent auditors)), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; (ii) if the Borrower provides materials to the Administrative Agent (which materials shall be reasonably satisfactory to the Administrative Agent) demonstrating that the proper calculation of the Leverage Ratio would have resulted in lower pricing for such period, then so long as such inaccurate calculation was made in good faith and no Default exists, the Borrower shall receive a credit against future payments of interest and fees hereunder in an amount equal to the amount of interest and fees actually paid for such period over the amount of interest and fees that should have been paid for such period (and such credit shall be applied to pay each subsequent payment of interest and fees hereunder until applied in full); and (iii) if as a result of any restatement or other event a proper calculation of the Leverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount to be paid by the Borrower pursuant to clause (i) above and the amount to be credited to the Borrower pursuant to clause (ii) above shall be netted and only the difference between the amount of interest and fees that should have been paid for all applicable periods and the amount of interest and fees actually paid for all such periods shall be paid by the Borrower or credited to the Borrower, as applicable.

5197305 07032637